UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41845	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 23rd Floor

New York, NY 10022

(212) 393-4540

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Kyle Wool as President of Dominari Holdings Inc.

On December 13, 2023, the Board of Directors (the “Board”) of Dominari Holdings Inc. (the “Company”) appointed Mr. Kyle Wool to serve as President of the Company until his resignation, death, removal, or a successor is elected and qualified. Mr. Wool has served as a director of the Board since April 2021, and he has been the Chief Executive Officer of Dominari Financial Inc., the financial services subsidiary of the Company, since March 2023.

There is no arrangement or understanding between Mr. Wool and any other persons pursuant to Mr. Wool’s appointment as President, and there are no related party transactions involving Mr. Wool that are reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which Mr. Wool is a party to or in which he participates nor have there been any material amendments to any plan, contract or arrangement by virtue of Mr. Wool’s appointment. Mr. Wool’s wife, Soo Yu, is a director of the Board.

The following is certain biographical information regarding Mr. Wool:

Kyle Wool, 46, joined the Company as a member of the Board in April 2021 and has been the Chief Executive Officer of Dominari Financial Inc., the financial services subsidiary of the Company since March 2023. Prior to March 2023, Mr. Wool was the non-executive Chairman of Revere Wealth Management, where he provided integrated strategies designed to help build, manage and preserve wealth for wealthy families, endowments and foundations. Prior to his employment at Revere Wealth Management, Mr. Wool was an Executive Director at Morgan Stanley (NYSE: MS) from May 2013 to January 2021, where he provided strategic wealth management and investing guidance to his clients. Prior to his employment at Morgan Stanley and The Wool Group, Mr. Wool was employed at Oppenheimer and Co., Inc. in a number of roles, where he provided strategic wealth management and investing guidance to his clients, from 2005 to 2013. Specifically, from 2010 until 2013, Mr. Wool served as a Managing Director of the Professional Investors Group for Oppenheimer Asia Ltd. Mr. Wool currently serves as a board member of LifeLine NY, a charity foundation focused on attaining medical equipment for the underprivileged children of Serbia and a board member of CIRSD (Center for International Relations and Sustainable Development), whose mission is to empower youth in communities with the greatest need to reach their full potential and pursue higher education. Mr. Wool is also a board member of the LangLang International Music Foundation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2023	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

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